Exhibit A

Number: 2005-22
Date: December 14, 2005

FEDERAL HOUSING FINANCE BOARD

Waiver Concerning the Direct Placement of Consolidated Obligations

WHEREAS, section 2A of the Federal Home Loan Bank Act (12 U.S.C. § 1422a(a)(3)) requires the Federal Housing Finance Board (Finance Board) to ensure that the Federal Home Loan
Banks (Banks) remain adequately capitalized and able to raise funds in the capital markets to the extent consistent with ensuring the safe and sound operation of the Banks;

WHEREAS, timely payment of all principal and interest to investors in consolidated obligations
(COs) is essential to maintain the confidence of investors and potential investors in COs;

WHEREAS, the Federal Reserve Bank of New York will implement procedures that will prevent a Bank or any other government sponsored enterprise from incurring an overdraft in the accounts at the Federal Reserve Bank of New York used to pay the principal and interest due on securities;

WHEREAS, the Banks Office of Finance (OF) serves as agent for each Bank in remitting to the
Federal Reserve Bank of New York all funds due for principal and interest payments on COs;

WHEREAS, under 12 C.F.R. §§ 907.2 and 907.6, any party may request a waiver of a provision, restriction, or requirement of the Finance Board regulations not otherwise required by law if such waiver is not inconsistent with the law, does not adversely affect any substantial existing rights and the Finance Board finds that application of the restriction would adversely effect achievement of the purposes of the Bank Act, or upon a showing of good cause;

WHEREAS, on October 18, 2005, the OF submitted to the Finance Board a request to waive the prohibition on direct placement of COs in 12 C.F.R. § 966.8(c) when a Bank has not provided to the OF by the agreed upon deadline all funds for principal and interest payments due that day on
COs, or portions of COs, for which that Bank is the primary obligor; and

WHEREAS, Finance Board staff has reviewed the waiver request and determined that it is consistent with the Bank Act, for good cause, and raises no legal or safety and soundness concerns if the waiver is granted pursuant to the terms of this resolution.

NOW, THEREFORE, IT IS RESOLVED that effective July 1, 2006, the Board of Directors hereby waives 12 C.F.R. § 966.8(c) when direct placement of COs is necessary to assure that the
Federal Reserve Bank of New York has sufficient funds to timely pay all principal and interest due that day on COs or portions of COs;

Resolution Number 2005-22

IT IS FURTHER RESOLVED that the OF must notify the Office of Supervision no later than

5:00 pm, eastern time, on any day it directly places a CO pursuant to this waiver; and
IT IS FURTHER RESOLVED that the interest rate paid by the Bank that has not remitted all the funds to the OF by the agreed upon deadline on the CO issued pursuant to this waiver shall be at least 500 basis points above the federal funds rate.

By the Board of Directors

of the Federal Housing Finance Board

/s/ Ronald A. Rosenfeld

Ronald A. Rosenfeld
Chairman